==============================================================================
                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.        )

  Filed by the Registrant [x]

  Filed by a Party other than the Registrant [ ]

  Check the appropriate box:

 [ ] Preliminary Proxy Statement                [ ] Confidential, for Use of
                                                    the  Commission Only (as
 [x] Definitive Proxy Statement                     permitted by Rule  14a-6
                                                    (e)(2))
 [ ] Definitive Additional Materials

 [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Reading & Bates Corporation
               (Name of Registrant as Specified in Its Charter)

                                     N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

  [x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
       6(i)(2) or Item 22(a)(2) of Schedule 14A.

  [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

  [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate  number of  securities to  which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:

  [ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the  fee is offset as provided by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:

        (2)  Form, Schedule or Registration Statement No.:

        (3)  Filing Party:

        (4)  Date Filed:

==============================================================================


                           READING & BATES CORPORATION
                           901 Threadneedle, Suite 200
                              Houston, Texas  77079

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON MAY 2, 1995

    The Annual Meeting of Stockholders of Reading & Bates Corporation, a Delaware corporation (the "Company"), will be held in the Colonnade
    Salon, Omni Houston Hotel, Four Riverway, Houston, Texas 77056 on Tuesday, May 2, 1995 at 11:00 a.m., for the following purposes:

         (1)    To  elect  three Class I directors for terms expiring in 1998;

         (2) To act upon a proposal to approve the Company's 1995 Long-Term Incentive Plan;

         (3) To act upon a proposal to approve the Company's 1995 Director Stock Option Plan;

         (4) To act upon a proposal to ratify and approve the reappointment of Arthur Andersen LLP as independent public accountants for the Company for its fiscal year 1995; and

         (5) To transact such other business as may properly be brought be-fore the meeting or any postponement or adjournment thereof, including, if duly presented at the meeting, taking action upon the resolution which is quoted under the heading "Stockholder Proposal" in the accompanying Proxy Statement.

         Only holders of record of the Common Stock and Class A Stock at the close of business on March 15, 1995 are entitled to notice of and to vote at the meeting, or any postponement or adjournment thereof.

         Please mark, sign, date and return the enclosed proxy card promptly, whether or not you expect to attend the meeting. A return envelope is en-closed for your convenience and requires no postage for mailing in the United States.

    By Order of the Board of Directors
    Houston, Texas                                             Wayne K. Hillin
    March 29, 1995                                                   Secretary

                                PLEASE MARK, SIGN AND DATE
                         THE ENCLOSED PROXY CARD AND MAIL IT AT
                                 YOUR EARLIEST CONVENIENCE


==============================================================================


                   READING & BATES CORPORATION
                   901 Threadneedle, Suite 200
                       Houston, Texas 77079

                         PROXY STATEMENT

                  Annual Meeting of Stockholders
                           May 2, 1995


       The enclosed form of proxy is solicited by the Board of Directors of Reading & Bates Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, May 2, 1995 at 11:00 a.m. in the Colonnade Salon, Omni Houston Hotel, Four Riverway, Houston, Texas 77056. This Proxy Statement and form of Proxy are being mailed to stockholders on or about March 30, 1995.

       At  the Annual  Meeting, stockholders  will be  asked to
  elect  three Class I directors for terms expiring in 1998 and
  to   consider  and   vote   upon   the  following   proposals
  (collectively, the "Proposals"):

  (i)       a proposal  to approve the Company's 1995 Long-Term
            Incentive Plan (the "Incentive Plan Proposal");

  (ii)      a proposal  to approve the  Company's 1995 Director
            Stock Option Plan (the "Director Plan Proposal");

  (iii)     a proposal of  a certain stockholder  relating
            to dividend policy, if such proposal should be
            duly   presented   at    the   meeting    (the
            "Stockholder Proposal"); and

  (iv)      a proposal to ratify  and approve the reappointment
            of   Arthur  Andersen  LLP  as  independent  public
            accountants  for the Company  for  its fiscal  year
            1995 (the "Auditors Proposal").

                        __________________

       The Board of Directors of the Company believes that election of its director nominees and approval of each of the Incentive Plan Proposal, the Director Plan Proposal and the Auditors Proposal is advisable and in the best interests of the Company and its stockholders and recommends to the stockholders of the Company the approval of each of the nominees and these proposals. The Board of Directors of the Company also believes that the approval of the Stockholder Proposal is not advisable and is not in the best interests of the Company and its stockholders and recommends that the stockholders of the Company vote against the Stockholder Proposal.

                       ____________________


       The date of this Proxy Statement is March 29, 1995.


=======================================================================


                        TABLE OF CONTENTS

  THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . .

  VOTING  . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Vote Required  . . . . . . . . . . . . . . . . . . . . . .

  PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP . . . . . . .
     Principal Stockholders . . . . . . . . . . . . . . . . . .
       Class A Stock  . . . . . . . . . . . . . . . . . . . . .
       Preferred Stock  . . . . . . . . . . . . . . . . . . . .
       Common Stock . . . . . . . . . . . . . . . . . . . . . .
     Management Ownership . . . . . . . . . . . . . . . . . . .

  ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . .
     CLASS I DIRECTOR NOMINEES - TERMS EXPIRING IN 1998 . . . .
     CLASS III CONTINUING DIRECTORS - TERMS EXPIRING IN 1997 . CLASS II CONTINUING DIRECTORS - TERMS EXPIRING IN 1996 . .

  BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD  . . . . . . .
     The Audit Committee  . . . . . . . . . . . . . . . . . . .
     The Compensation Committee . . . . . . . . . . . . . . . .
     The Executive Committee  . . . . . . . . . . . . . . . . .
     The Pension (ERISA) Committee  . . . . . . . . . . . . . .

  COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS  . . . . . .
     Compensation Committee Report on Executive Compensation  .
       Compensation Philosophy and Overall Objectives of
           Executive Compensation Programs  . . . . . . . . . .
       Chief Executive Officer's Compensation and Corporate
           Performance for Fiscal Year 1994 . . . . . . . . . .
       Summary  . . . . . . . . . . . . . . . . . . . . . . . .
       Section 162(m) of the Internal Revenue Code  . . . . . .
     Compensation Committee Interlocks and Insider
          Participation . . . . . . . . . . . . . . . . . . . .
     Summary Compensation Table . . . . . . . . . . . . . . . .
     Performance Graph  . . . . . . . . . . . . . . . . . . . .
     Pension Plan Table . . . . . . . . . . . . . . . . . . . .
     Director Compensation  . . . . . . . . . . . . . . . . . .
     Employment Contracts and Change-in-Control Arrangements  .
       Officer Agreements . . . . . . . . . . . . . . . . . . .

  COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT . . . . . .

  THE INCENTIVE PLAN PROPOSAL . . . . . . . . . . . . . . . . .
     Description of the Incentive Plan  . . . . . . . . . . . .
       Awards under the Incentive Plan  . . . . . . . . . . . .
       Common Stock Available for Awards  . . . . . . . . . . .
       Eligibility for Awards . . . . . . . . . . . . . . . . .
       Administration of the Incentive Plan . . . . . . . . . .
       Amendment and Termination  . . . . . . . . . . . . . . .
       Other Provisions . . . . . . . . . . . . . . . . . . . .
       Tax Withholding  . . . . . . . . . . . . . . . . . . . .
     Federal Income Tax Consequences  . . . . . . . . . . . . .
     Board Recommendation . . . . . . . . . . . . . . . . . . .

  THE DIRECTOR PLAN PROPOSAL  . . . . . . . . . . . . . . . . .
     Description of the Director Plan . . . . . . . . . . . . .
       Awards under the Director Plan . . . . . . . . . . . . .
       Common Stock Available for Awards  . . . . . . . . . . .
       Eligibility for Awards . . . . . . . . . . . . . . . . .
       Administration of the Director Plan  . . . . . . . . . .
       Amendment and Termination  . . . . . . . . . . . . . . .
       Other Provisions . . . . . . . . . . . . . . . . . . . .
       Tax Withholding  . . . . . . . . . . . . . . . . . . . .
     Federal Income Tax Consequences  . . . . . . . . . . . . .
     Board Recommendation . . . . . . . . . . . . . . . . . . .

  NEW PLAN BENEFITS TABLE . . . . . . . . . . . . . . . . . . .

  THE STOCKHOLDER PROPOSAL  . . . . . . . . . . . . . . . . . .
     The Stockholder Proposal and Supporting Statement  . . . .
     Company Statement  . . . . . . . . . . . . . . . . . . . .
     Board Recommendation . . . . . . . . . . . . . . . . . . .

  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS . . . . . . . .
     Board Recommendation . . . . . . . . . . . . . . . . . . .

  STOCKHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . .

  OTHER MATTERS WHICH MAY COME BEFORE THE MEETING . . . . . . .

                                  THE COMPANY

     Reading & Bates Corporation is a Delaware corporation engaged in the business of offshore contract oil drilling and providing floating production and project management services to the upstream offshore oil and gas industry worldwide, with principal executive offices located at 901 Threadneedle, Suite 200, Houston, Texas 77079, telephone (713) 496-5000.

                                    VOTING

     Shares represented by duly executed and unrevoked proxies in the enclosed form received by the Board of Directors will be voted at the Annual Meeting in accordance with the specifications made therein by the stockholders, unless authority to do so is withheld. If no specification is made, shares represented by duly executed and unrevoked proxies in the enclosed form will be voted for the election as directors of the nominees listed herein, for each of the Incentive Plan Proposal, the Director Plan Proposal, and the Auditors Proposal and against the Stockholder Proposal, and with respect to any other matter that may properly come before the meeting, in the discretion of the persons voting the respective proxies. Any stockholder giving a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it, by executing and returning a proxy bearing a later date or by voting in person at the meeting. The Company has employed Georgeson & Co., New York, New York, to assist in the solicitation of proxies for a fee expected to be approximately $10,000, plus reasonable expenses. In connection with its engagement of such firm, the Company has also agreed to indemnify Georgeson & Co. against certain liabilities arising from its engagement by the Company. The cost of this solicitation will be borne by the Company. Solicitation is being made by the use of the mails, but may also be made by telephone, electronic transmission and personal interviews.

     Only holders of record of the Common Stock and Class A Stock at the close of business on March 15, 1995 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, there were outstanding 59,711,023 shares of Common Stock and 60 shares of Class A Stock.

     Each share of Common Stock is entitled to one vote, and each share of Class A Stock is entitled to four votes. Each holder of Class A Stock has cumulative voting rights in the election of directors so that such holder has four votes per share multiplied by the number of directors to be elected and may cast all such votes for a single nominee or distribute them among as many nominees as such holder may see fit.

  Vote Required

     The election of the director nominees requires a plurality of the votes cast in respect of shares of Common Stock and Class A Stock that are present in person or represented by proxy at the Annual Meeting, voting together as a class (with the Common Stock having one vote per share per nominee, and with the Class A Stock having cumulative voting rights consisting of four votes per share multiplied by the number of nominees which votes may be cast all for a single nominee or distributed among the nominees at the holder's discretion). Under Delaware law and the Company's Restated Certificate of Incorporation (the "Charter") and By-laws, shares as to which a stockholder withholds authority to vote on the election of directors ("abstentions"), and shares as to which a broker indicates that it does not have discretionary authority to vote ("broker non-votes") on the election of directors, will not be counted as voting thereon and therefore will not affect the election of the nominees receiving a plurality of the votes cast.

     The approval of each of the Incentive Plan Proposal, the Director Plan Proposal and the Stockholder Proposal requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of Common Stock and Class A Stock present, or represented, and entitled to vote at a meeting of the Company's stockholders, voting together as a class (with the Common Stock having one vote per share and the Class A Stock having four votes per share). Under Delaware law and the Charter and By-laws, abstentions and broker non-votes on the Incentive Plan Proposal, the Director Plan Proposal and the Stockholder Proposal have the same legal effect on the outcome of the vote as a vote "against" such Incentive Plan Proposal, the Director Plan Proposal and the Stockholder Proposal even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently.

     The stockholders of the Company have no dissenters' or appraisal rights in connection with the Proposals.

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

  Principal Stockholders

     The table below sets forth certain information as to those persons known to the Company to be beneficial owners (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of more than 5% of the outstanding Common Stock as of the Record Date (except where otherwise indicated). The percentage ownership figures set forth in the table are calculated on the basis of the number of shares of Common Stock outstanding as of the Record Date. Unless otherwise indicated, the entities named are believed to have sole voting and investment power with respect to the shares listed.

  Class A Stock

     Substantially all of the original shares of the Company's Class A Stock have been converted by the holders thereof at their option into Common Stock in accordance with the terms of the Class A Stock. All cumulative dividends payable on the Class A Stock have been declared and paid by the Company through the first quarter of 1995. On the Record Date, there remained outstanding 60 shares of Class A Stock convertible in the aggregate into 81 shares of Common Stock. The record holders of the Class A Stock are James K. Boak and Robert J. Richmond, holding 50 and 10 shares, respectively.

  Preferred Stock

     There are currently outstanding 2,990,000 shares of $1.625 Convertible Preferred Stock, par value $1.00 per share (the "Preferred Stock"), issued in a public offering in July 1993. The Preferred Stock is convertible at the option of the holder at any time into shares of the Company's Common Stock at a conversion rate of 2.899 shares of Common Stock for each share of Preferred Stock (equivalent to a conversion price of $8.625 per share of Common Stock), subject to adjustment in certain events. Annual dividends are $1.625 per share and are cumulative and are payable quarterly commencing September 30, 1993. All cumulative dividends payable on the Preferred Stock have been declared and paid by the Company through the first quarter of 1995. The Preferred Stock is redeemable at any time on and after September 30, 1996, at the option of the Company, in whole or in part, at a redemption price of $26.1375 per share, and thereafter at prices decreasing ratably annually to $25.00 per share on and after September 30, 2003, plus accrued and unpaid dividends. The holders of the Preferred Stock do not have any voting rights, except as required by applicable law, and except that, among other things, whenever accrued and unpaid dividends on the Preferred Stock are equal to or exceed the equivalent of six quarterly dividends payable on the Preferred Stock, the holders of the Preferred Stock will be entitled to elect two directors to the Board until the dividend arrearage has been paid in full. The term of office of all directors so elected will terminate immediately upon such payment. The Preferred Stock has a liquidation preference of $25.00 per share, plus accrued and unpaid dividends.

  Common Stock

                                        Amount and Nature of
  Name and Address of Beneficial Owner  Beneficial Owner      Percent of Class
  ------------------------------------  --------------------  ----------------
  FMR Corp., Edward C. Johnson 3d;          5,619,763(1)          9.4%
   Fidelity Management & Research
   Company; Fidelity Magellan Fund and
   Fidelity Management Trust Company,
   82 Devonshire Street, Boston,
   Massachusetts 02109

  R&B Investment Partnership, L.P.,         3,896,180(2)          6.5%
   R&B Investment Partnership II,
   L.P. and Whitman Heffernan &
   Rhein Workout Fund, L.P. by WHR
   Management Company, L.P., as
   general partner, 2 Park Place,
   Bronxville, New York 10708; and
   C. Kirk Rhein, Jr., Martin J.
   Whitman, and James P. Heffernan,
   c/o Whitman Heffernan Rhein &
   Co., Inc., 767 Third Avenue, New
   York, New York 10017

  AXA Assurances I.A.R.D. Mutuelle,         3,531,200(3)          5.9%
   La Grande Arche, Pardi Nord,
   92044 Paris La Defense France;
   AXA Assurances Vie Mutuelle,
   La Grande Arche, Pardi Nord,
   92044 Paris La Defense France;
   Alpha Assurances I.A.R.D. Mutuelle,
   101-100 Terrasse Boieldieu,
   92042 Paris La Defense France;
   Alpha Assurances Vie Mutuelle,
   101-100 Terrasse Boieldieu,
   92042 Paris La Defense France;
   Uni Europe Assurance Mutuelle,
   24 Rue Drouot, 75009 Paris France;
   AXA, 23, Avenue Matignon,
   75008 Paris France; and
   The Equitable Companies Incorporated,
   787 Seventh Avenue, New York,
   New York  10019

  Incomare Holdings, Inc.,                  3,453,424(4)       5.8%
   Torre Banco Germanico
   Colle 50 y 55 Este, 8th Floor
   Panama 5 R. P.;
   Workships Intermediaries N.V.,
   Anthony Veder Building
   Erieweg, Willemstad
   Curacao, Netherlands Antilles;
   Dr. Willem Cordia,
   Kasteel Withof
   Bredabaan 906
   B-2930 Brasschaat
   Belgium; and
   Dr. Macko Laquer
   Venture Capital Investors
   Herengracht 468
   1017 CA Amsterdam
   The Netherlands

  Sasco Capital, Incorporated               3,424,900(5)       5.7%
   10 Sasco Hill Road
   Fairfield, Connecticut  06430
   Attention:  Daniel L. Leary,
   Corporate Secretary

  John Hancock Mutual                       3,097,924(6)       5.2%
   Life Insurance Company,
   John Hancock Place
   P.O. Box 111
   Boston, Massachusetts  02117
   Attention: Bill Kinsley
  _______________________________

  (1)      Based upon information contained  in a Schedule 13G,  as amended
           as of February  13, 1995, filed by FMR Corp.   Such Schedule 13G
           sets  forth   the   following  information:     FMR   Corp.,   a
           Massachusetts  corporation, is the beneficial owner of 5,619,763
           shares of Common Stock.   Fidelity Management & Research Company
           ("Fidelity"), a  wholly-owned  subsidiary of  FMR Corp.  and  an investment adviser registered under the Investment  Advisers Act of  1940, is  the beneficial  owner of  5,304,170 shares  of the
           Common  Stock as  a result  of acting  as investment  adviser to several investment companies (the  "Funds") registered under the
           Investment Company Act of 1940.   The number of shares of Common
           Stock set  forth in the  table includes shares  of Common  Stock beneficially owned in  the form of  246,300 shares  of Preferred
           Stock.  One  of the Funds, Fidelity  Magellan Fund, beneficially
           owns  4,590,393 shares  of Common  Stock.   The Chairman  of FMR
           Corp., Edward C.  Johnson 3d, FMR Corp., through its  control of
           Fidelity,  and the  Funds  have  power to  dispose of  5,304,170 shares of Common Stock listed in  the table.  Neither FMR  Corp.
           nor Mr. Johnson has the sole power to vote or direct  the voting of the shares  owned directly by the Funds, which  power resides with the Funds' respective Boards of Trustees.  Fidelity carries
           out  the  voting   of  the  shares   under  written   guidelines
           established  by  the  Funds'  Boards  of  Trustees.     Fidelity
           Management Trust Company, a wholly-owned subsidiary of FMR Corp.
           and a bank as defined in Section 3(a)(6) of the Exchange Act, is
           the  beneficial owner  of   315,592 shares  of the  Common Stock
           listed in  the table  as a result  of its serving  as investment manager of several institutional accounts.  The number of shares of  Common Stock owned by such  institutional accounts set forth in the table includes shares of Common Stock beneficially  owned
           in the form of  108,900 shares of Preferred Stock.   Mr. Johnson
           and FMR Corp., through  its control of Fidelity Management Trust
           Company, each has sole dispositive power  over 315,592 shares of
           Common Stock  listed in the table  and sole power to  vote or to direct the  voting of  213,872  of such shares, and  no power to vote  or to direct  the voting  of 101,720 of such  shares.  Mr.
           Johnson  and  Abigail  P.   Johnson  each  owns  24.9%   of  the
           outstanding voting  common stock of  FMR Corp.   Various Johnson
           family  members and  trusts  for the  benefit of  Johnson family members own FMR Corp. voting common stock.  These Johnson family members,  through their  ownership of  such common  stock  and a voting agreement, form a controlling  group with respect to  FMR
           Corp.

  (2)      Based upon information  contained in a Schedule  13D, as amended as of  February 14, 1994,  as filed by  WHR Management  Company,
           L.P. ("WHR"), as general partner of R&B Investment  Partnership,
           L.P. ("RBIP I"), R&B Investment Partnership II, L.P. ("RBIP II")
           and Whitman Heffernan & Rhein Workout Fund, L.P. ("Workout") and
           upon certain other information available to the Company.  Martin
           J.  Whitman, James  P.  Heffernan and  C.  Kirk Rhein,  Jr.  are
           general partners of WHR.  Mr. Rhein serves as Vice  Chairman and director of the Company.  Each of Messrs. Whitman, Heffernan and
           Rhein disclaims beneficial ownership of the Common Stock held by
           RBIP I, RBIP  II and Workout.  Pursuant  to an agreement between the  Company and  RBIP  I,  certain  compensation  and  benefits
           (including an award of 90,000 shares of  restricted Common Stock to Mr. Rhein  under the Company's 1992  Long-Term Incentive Plan
           (the  "1992 Plan")) are  payable to WHR.   Such restricted stock
           award shares are included in  the shares listed for such firm in the table above, and Mr. Rhein disclaims beneficial ownership of
           such shares.   See  footnotes (5)  and (9)  to the  table  under
           "Management  Ownership"  below  and "COMPENSATION  OF  EXECUTIVE
           OFFICERS  AND DIRECTORS  --  Compensation  Committee  Report  on
           Executive Compensation".

  (3)      Based  upon  information  contained  in  a  Schedule  13G  dated
           February 10, 1995, filed by Alpha Assurances I.A.R.D.  Mutuelle,
           Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle,
           AXA Assurances Vie Mutuelle, and Uni Europe Assurance  Mutuelle,
           as a  group  (collectively, the  "Mutuelles AXA"),  AXA and  the
           Equitable Companies Incorporated  (the "Equitable Companies") in
           the Equitable Companies,  capacity as a  parent holding  company with respect to the  holdings of its subsidiaries  The Equitable
           Life  Assurance  Society  of  the  United  States  ("Life"),  an
           insurance  company, a broker-dealer registered  under Section 15 of  the Exchange Act and  an investment adviser registered under
           Section 203 of the Investment Advisers Act of 1940, and Alliance
           Capital  Management  L.P.  ("Alliance"),  an  investment adviser registered under  Section 203 of the Investment  Advisers Act of
           1940.   The Schedule  13G indicates that the  Mutuelles AXA, AXA
           and  the Equitable Companies  have the sole power  to direct the disposition of such 3,531,200 shares of Common Stock  (1,871,800 of which  are held by  Life and 1,659,400  of which  are held by
           Alliance)  and the sole  power to vote 3,516,700  shares of such
           Common  Stock (1,871,800 of which are held by Life and 1,644,900 of which are held by Alliance).  Each of the Mutuelles AXA, as a group,  and  AXA  expressly  declares  that  the  filing of  the
           Schedule 13G shall not be construed as  an admission that it is,
           for   purposes  of  Section  13(d)  of  the  Exchange  Act,  the beneficial owner of any securities covered by the Schedule 13G.

  (4)      Based  upon information contained in a  Schedule 13D, as amended as of March 7, 1995, which was filed by BCL Investment Partners,
           L.P.  ("BCL") and  the other  reporting persons  (the "Reporting
           Persons")  named therein,  and  upon  certain other  information available  to  the Company,  effective  November  15, 1994,  the partners  of BCL voted  to dissolve BCL, and  BCL distributed to its partners  substantially all of its  assets, including 60,250 shares of  Common Stock held  by it. In  addition, BCL  conveyed
           20,000  shares  of  Common Stock  of  the  Company  to Greenwing
           Investments, Inc. ("Greenwing"), to be held in  trust to satisfy liabilities of  BCL.  To the extent any such shares remain after
           Greenwing  determines  that all  liabilities  of  BCL have  been discharged  or provided  for,  such  remaining  shares  will  be distributed to the former partners of BCL in proportion to their ownership interests  in BCL.  The Schedule 13D  states that as a result of such distribution and dissolution, BCL no longer holds any shares of Common Stock in its name and the Reporting Persons ceased to  constitute or  act as a  group with respect  to their ownership of shares of Common Stock.  The Schedule 13D indicates that  the  Reporting  Persons  held  Common  Stock  as  follows:
           Greenwing beneficially owns  1,352,491 shares  of Common  Stock,
           Workships Intermediaries, N.V.  ("Workships") beneficially  owns
           1,842,425  shares  of  Common  Stock,  Incomare  Holdings,  Inc.
           ("Incomare") beneficially owns 1,610,999 shares of Common Stock,
           Torarica N.V. beneficially owns 146,454 shares of Common  Stock,
           Forreal Ltd. beneficially  owns 73,227 shares  of Common  Stock, and RBY,  Ltd.  ("RBY") beneficially  owns 2,517,409  shares  of
           Common Stock.  Based upon the Schedule 13D and other information available  to the Company, the Company  believes that Dr. Willem
           Cordia (a director of the Company) and Dr. Macko Laqueur control
           Workships, Dr.  Cordia and his family control Incomare, and Paul
           B.  Loyd,  Jr.,  the  Company's  chairman  and  chief  executive officer, controls Greenwing Ltd. ("Ltd.") and Greenwing.  RBY is
           an   indirect  wholly-owned   subsidiary  of   Chemical  Banking
           Corporation.   The  Company has  been informed that  N&M Holding
           N.V., Life Line  Investments Ltd., Dedicated  Holdings Ltd.  and
           Financial Investments Ltd. have disposed  of all of their Common
           Stock.   Workships and Ltd.  have each  entered into  agreements
           pledging all of their respective holdings of Common Stock to ING
           Bank.

  (5)      Based  upon  information  contained  in  a  Schedule  13G  dated
           February  3,   1995,  filed   by  Sasco  Capital,   Incorporated
           ("Sasco").   The Schedule 13G indicates that Sasco has the power
           to direct  the disposition  of such  3,424,900 shares  of Common
           Stock and the  sole power  to vote 1,775,800  of such shares  of
           Common Stock.

  (6)      Based upon information contained in a Schedule 13G dated January
           27, 1995,  filed by John  Hancock Mutual Life  Insurance Company
           ("Hancock").   The Schedule  13G indicates that  Hancock has the
           sole power to direct the disposition of such 3,097,924 shares of
           Common Stock and the sole power to vote such 3,097,924 shares of
           Common Stock.

  Management Ownership

        The following table indicates the total number of shares of Common Stock and Preferred Stock beneficially owned as of the Record Date by each continuing director, director nominee and Named Executive (as hereinafter defined), and by directors and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the owner has sole voting and investment power with respect thereto.

  Common Stock and Preferred Stock

                  Shares of       Percent of    Shares of        Percent of
Individual or     Common Stock    Common Stock  Preferred Stock  Preferred Stock
Number of         Owned           Owned         Owned            Owned
Persons in Group  Beneficially    Beneficially  Beneficially     Beneficially
----------------  ------------    ------------  ---------------  ---------------
A.L. Chavkin                (1)
W. Cordia         3,453,424 (2)         5.8%
C.A. Donabedian       5,760 (3)            *
T. Kalborg        2,126,795 (4)         3.6%
P.B. Loyd, Jr.    1,459,573 (5)(6)      2.5%         900 (7)         *
J.W. McLean           7,400 (3)(8)         *
C.K. Rhein, Jr.   3,902,100 (5)(9)      6.5%
R.L. Sandmeyer        5,020 (3)            *
S.A. Webster         14,000 (3)(8)         *       1,000 (7)         *
L.E. Voss, Jr.       71,558 (10)(11)       *       1,000 (7)         *
W.K. Hillin          74,521 (8)(10)(11)    *
T.W. Nagle           65,123 (10)(11)       *       4,000 (7)         *
Directors and
 Executive Officers
  as a group
  (including those
  listed above -
  14 persons)    11,191,493 (11)       18.8%       7,900 (7)         *
  _____________

     *  Less than 1 percent.

  (1)    Chemical Investment,  Inc. ("Chemical"), of which  Mr. Chavkin  is
         President, is  a  stockholder of  the Company  through  Chemical's wholly-owned subsidiary RBY, which owns 2,517,409 shares of Common
         Stock.   No beneficial  ownership amount is included  in the table
         for  Mr. Chavkin  with respect  to RBY's  ownership of  the Common
         Stock and beneficial ownership is disclaimed by Mr. Chavkin.   See
         footnote (4) to the table under "Principal Stockholders."

  (2)    The  shares   listed  for   Dr.  Cordia  are   those  reported  as
         beneficially owned by Dr. Cordia  in the Schedule 13D  referred to in footnote (4) to the table under "Principal Stockholders" above.
         Dr. Cordia is one of the reporting persons named in that  Schedule
         13D.

  (3)    The number  set forth  in the table includes  options to  purchase
         5,000 shares of Common Stock at a price of $8.50 per share held by each of Mr. Donabedian, Mr. McLean, Mr. Sandmeyer and Mr. Webster.

  (4)    As a result of a distribution from RBIP I in February 1994, Melton
         Shipping Ltd. and  International Shipping Investment Company Ltd.,
         entities in  which Mr. Kalborg and  other parties  have interests,
         acquired   1,197,255   and  929,540   shares   of   Common  Stock,
         respectively,  which are  included in  the above  table.   In both
         instances, the Company  believes that  Mr. Kalborg  does not  have sole power  to dispose of the  shares nor to  direct the voting of
         the  shares.   See  footnote  (2) to  the table  under  "Principal
         Stockholders."

  (5)    The  Company has granted  Restricted Stock  Awards under  the 1992
         Plan to  each of  Messrs. Loyd  and Rhein,  of 120,000  shares and
         90,000  shares of Common Stock, respectively.  Such shares awarded are restricted as to transfer until vested pursuant to a  schedule whereby  1/24th  of  the  total  number of  shares  is  vested per calendar  quarter  through  March 31,  1998  (subject  to  certain conditions including the occurrence of a change of control of  the
         Company and/or continued employment).   The shares listed for  Mr.
         Loyd  include such 120,000  shares, net of 19,350  shares that Mr.
         Loyd surrendered to the Company to satisfy certain tax withholding
         obligations.     As  stated  in footnote  (2) to  the  table under
         "Principal Stockholders" above, pursuant  to an agreement  between the Company  and RBIP I,  such 90,000 shares  awarded to Mr. Rhein included in the above table are payable to and beneficially  owned by  WHR,  and Mr.  Rhein disclaims  beneficial  ownership  of such shares.  See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS  --
         Compensation Committee Report on Executive Compensation".

  (6) The shares of Common Stock listed for Mr. Loyd include those reported as beneficially owned by Mr. Loyd in the Schedule 13D referred to in footnote (4) to the table under "Principal
         Stockholders" above. Mr. Loyd controls Greenwing and Ltd. and may be deemed to have voting and dispositive power with respect to the shares beneficially owned by Greenwing and Ltd.

  (7)    Each share  of Preferred Stock is currently convertible into 2.899
         shares of Common Stock.   The shares of Common Stock listed in the
         table do not include shares of Common Stock beneficially owned  in
         the  form  of  Preferred Stock.    Mr. Loyd  disclaims  beneficial
         ownership  of 200  of  the  900 shares  of Preferred  Stock  owned directly by his son and daughter,  which are included in the above table.

  (8)    The shares listed for Mr. McLean and Mr. Webster include 1,200 and
         4,000 shares, respectively, directly owned by their spouses. The shares listed for Mr. Hillin include 44 shares directly owned by his spouse and 16 shares directly owned by his son and daughter.
         Mr. Hillin disclaims beneficial ownership of such 16 shares.

  (9)    The  shares  listed  for  Mr.  Rhein  include  those  reported  as beneficially owned by RBIP  I, RBIP II, Workout, WHR and the other persons named  in  footnote (2)  to  the  table  under  "Principal
         Stockholders".  Mr. Rhein is one of three general partners of WHR, the  general partner  of RBIP I,  RBIP II and Workout,  and may be deemed to share  voting and dispositive power with respect  to the shares beneficially  owned by  WHR, RBIP I, RBIP  II and  Workout,
         although beneficial ownership is disclaimed.   See footnote (2) to
         the  table under "Principal Stockholders".   The shares listed for
         Mr.  Rhein also  include 5,920 shares of  Common Stock  owned by a
         trust  for  the  benefit  of  Mr. Rhein's  children.    Mr.  Rhein
         disclaims beneficial ownership of such 5,920 shares.

  (10)   The shares listed for Mr.  Voss, Mr. Hillin and  Mr. Nagle include
         approximately  1,164   shares,  2,315   shares  and   282  shares,
         respectively, held by a trustee under the Company's savings plan.

  (11) The Company has granted options to purchase Common Stock to certain key employees pursuant to its 1990 Stock Option Plan (the
         "1990 Plan").  The shares listed for  Mr. Voss, Mr. Hillin and Mr.
         Nagle each include 64,000 shares, the beneficial ownership of which each such officer has the right to acquire pursuant to currently exercisable options granted under such plan. The shares listed for Directors and Executive Officers as a group include a total of 296,000 shares, the beneficial ownership of which such directors and officers as a group have the right to acquire pursuant to currently exercisable options granted under such plan.

                             ELECTION OF DIRECTORS

        The Charter requires the division of the Board of Directors into three classes having staggered terms of three years each and provides that the Board is to determine, from time to time, the number of directors to be on the Board at not less than three nor more than eighteen. The Company's By-laws currently require the number of directors to be between three and thirteen. The number of directors is currently established at nine. At the Annual Meeting, three Class I directors are to be elected. Messrs. Charles A. Donabedian, C. Kirk Rhein, Jr. and Robert L. Sandmeyer are nominees for Class I director. Each of Messrs. Donabedian, Rhein and Sandmeyer is currently a Class I director whose term expires in 1995.

        It is the intention of the persons designated as proxies in the enclosed proxy card, unless the proxy card is marked with contrary instructions, to vote for the election of Messrs. Donabedian, Rhein and Sandmeyer as Class I directors to serve until the 1998 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The persons designated as proxies will have discretion to cast votes for other persons in the event that any nominee for Class I director is unable to serve. At present, it is not anticipated that any of the nominees will be unable to serve.

        The following table and accompanying footnotes set forth certain information concerning each Class I director nominee and the continuing Class II and Class III directors. Unless otherwise indicated, each nominee and continuing director has served in the positions set forth for more than five years.

              CLASS I DIRECTOR NOMINEES - TERMS EXPIRING IN 1998
  -------------------------------------------------------------------------
  CHARLES A. DONABEDIAN, 52     Director of the  Company since 1989.  Since
                                1990,  Mr. Donabedian has been Chairman and
                                Chief Executive Officer of  Triad Partners,
                                Inc.,  which provides  product development,
                                marketing and sales consulting and services
                                to the  financial service  industry.  Since
                                May  1992,  Mr.  Donabedian  has  also been
                                President of Winston Financial Incorporated
                                (formerly Winston Midwest Marketing, Inc.),
                                which    provides   product    development,
                                marketing and sales consulting and services
                                to the financial  services industry.  Prior
                                to October 1990, he was President and Chief
                                Executive   Officer   of  USF&G   Marketing
                                Services  Company,  Inc.,  a  subsidiary of
                                USF&G  Corporation,  an insurance  company,
                                since at least 1987.

  C. KIRK RHEIN, JR., 42        Vice Chairman of the Company since May 1991
                                and  Director  of  the Company  since March
                                1991.  Mr. Rhein  has also been  President,
                                Chief  Executive  Officer  and  Director of
                                Danielson Holding  Corporation, a financial
                                services holding company, since 1990, and a
                                director  of  National  American  Insurance
                                Company   of   California,   an   insurance
                                company,  since 1987.    Since 1987  he has
                                been  a   Managing  Director   of   Whitman
                                Heffernan Rhein & Co., Inc.  Since 1989  he
                                has been  a general partner  of WHR,  which
                                manages RBIP  I, RBIP  II and  Workout (see
                                "PRINCIPAL   STOCKHOLDERS   AND  MANAGEMENT
                                OWNERSHIP").   Prior  to April 1,  1987, he
                                was a  partner in the law  firm of Anderson
                                Kill Olick & Oshinsky, P.C.(1)

  ROBERT L. SANDMEYER, 65       Director  of  the  Company  since September
                                1988.   Dr. Sandmeyer has been  Dean of the
                                College   of  Business   Administration  at
                                Oklahoma State University and  Professor of
                                Economics since at least 1987.

            CLASS III CONTINUING DIRECTORS - TERMS EXPIRING IN 1997

  ARNOLD L. CHAVKIN, 43         Director of the Company since August 1991;
                                general  partner   of   Chemical   Venture
                                Partners,  a  general   partnership  which
                                invests     in     leveraged      buyouts,
                                recapitalizations,  growth  equities   and
                                venture  situations,  since  January  1992
                                and  President  of Chemical,  an affiliate
                                of Chemical Venture Partners, since  March
                                1991.    Chemical  Venture  Partners   and
                                Chemical   are  affiliates   of   Chemical
                                Banking   Corporation.     Chemical  is  a
                                stockholder  of  the Company  through  RBY
                                (see  footnote  (4)  to  the  table  under
                                "MANAGEMENT  OWNERSHIP").   Mr. Chavkin is
                                also  a  director  of  RHI  Entertainment,
                                Inc.,  a  television  and  film   company,
                                Morningstar Foods, Inc., a specialty  food
                                producer,    American    Radio    Systems,
                                Forcenergy    and    American   Recreation
                                Company.   Previously for  six years,  Mr.
                                Chavkin  was  a specialist  in  investment
                                and merchant banking at  Chemical Bank.

  PAUL B. LOYD, JR., 48         Chairman  and  Chief Executive  Officer of
                                the Company  since June 1991, Director  of
                                the   Company   since   April   1991   and
                                President  of  the Company  since  October
                                1993.    Mr. Loyd  controls  Greenwing,  a
                                stockholder    of   the    Company    (see
                                "PRINCIPAL   STOCKHOLDERS  AND  MANAGEMENT
                                OWNERSHIP"),  and  has been  President  of
                                Loyd  &  Associates,  Inc.,  a   financial
                                consulting  firm, since  1989.    Mr. Loyd
                                was   Chief   Executive  Officer   and   a
                                director        of        Chiles-Alexander
                                International,  Inc.  from 1987  to  1989,
                                President  and  a  director  of   Griffin-
                                Alexander  Drilling Company,  from 1984 to
                                1987, and  prior to  that, a director  and
                                Chief   Financial   Officer   of   Houston
                                Offshore  International, all  of which are
                                companies   in   the   offshore   drilling
                                industry.(1)

  STEVEN A. WEBSTER, 43         Director  of  the  Company  since   August
                                1991;   Chairman   and   Chief   Executive
                                Officer  of Falcon  Drilling Company Inc.,
                                a  domestic-based drilling company,  since
                                1988.   Since 1984,  Mr. Webster  has also
                                been   a   general  partner   of   Cerrito
                                Partners and  Cerrito Investments  Limited
                                Partnership, both investment funds with  a
                                portfolio of  private company  investments
                                in  various  industries,  and  a   general
                                partner of Equipment Asset Recovery  Fund,
                                an  investment fund that owns and operates
                                a  heavy  crane  rental   company.     Mr.
                                Webster  is  also  a  director   of  Crown
                                Resources  Corporation,  which is  in  the
                                business  of  mining precious  metals, and
                                Camden  Property  Trust,  a  real   estate
                                investment trust.

            CLASS II CONTINUING DIRECTORS - TERMS EXPIRING IN 1996

  WILLEM CORDIA, 54             Director of the Company since April 1991.
                                Dr. Cordia is an investor with interests
                                in   shipping   and   offshore   services
                                companies,   industrial   and     trading
                                companies   and  oil and  gas exploration
                                companies in the United States and Europe.
                                Dr.  Cordia  is  one   of the controlling
                                persons   of   Workships   and   Incomare
                                Holdings,  Inc.,  stockholders   of   the
                                Company, and has been a board  member  of
                                some twenty commercial enterprises world-
                                wide and two colleges in The  Netherlands
                                since  at  least 1987. (1)

  TED KALBORG, 44               Director of the Company since April 1991.
                                Mr. Kalborg is an investor and investment
                                banker   specializing   in  international
                                asset-intensive  acquisitions  and  other
                                transactions.   He   is   Chairman    and
                                Managing Director of Tufton Oceanic Ltd.,
                                a  private   merchant  banking  group  in
                                London and a director of North Sea Assets,
                                a small  public  company  in London which
                                provides energy  related services.(1)

  J. W. McLEAN, 72              Director of the Company from 1956 to 1987
                                and  since February 1988. Mr. McLean is a
                                director of Devon Energy Corporation,  an
                                energy company, and was formerly Chairman
                                and Chief Executive  Officer of  Banks of
                                Mid-America,  Inc.  and Liberty  National
                                Bank  &  Trust  Company  prior   to   his
                                retirement in April 1987.
  _______________

  (1)    Dr. Cordia and Mr. Loyd were appointed directors of the Company on
         April 8, 1991 pursuant to  an agreement dated as of March 27, 1991
         between the  Company  and BCL.   Messrs.  Kalborg and  Rhein  were
         appointed directors of the Company on April 8, 1991 pursuant to an agreement dated as of  March 27, 1991 between the Company and RBIP
         I.   These  agreements  (the "Agreements")  were entered  into  in connection with the recapitalization of the Company consummated on
         March  29, 1991.   The Agreements were terminated  effective as of
         September 14, 1993.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The Board of Directors met nine times (including telephonic meetings) during 1994 and each director attended at least 75% of the total number of meetings of the Board of Directors and all of the committees of the Board of Directors on which such director served (except for Dr. Cordia).

         The Board of Directors has standing Audit, Compensation, Executive and Pension (ERISA) Committees. There is no nominating committee.

  The Audit Committee

         The members of the Audit Committee are Arnold L. Chavkin, Willem Cordia, Charles A. Donabedian, Ted Kalborg, J.W. McLean and Robert L. Sandmeyer. The Audit Committee held four meetings in 1994.

         The Audit Committee meets with the Company's independent public accountants and internal auditor to review the Company's accounting policies, internal controls and other accounting and auditing matters; makes recommendations to the Board as to the engagement of independent public accountants; and reviews the letter of engagement and statement of fees relating to the scope of the annual audit and special audit work which may be recommended or required by the independent public accountants.

  The Compensation Committee

         The members of the Compensation Committee are J. W. McLean, Robert
  L.  Sandmeyer and  Steven A.  Webster.   The Compensation  Committee held
  three meetings in 1994.

         The Compensation Committee reviews the nature and amount of compensation of officers of the Company and its subsidiaries and recommends changes thereto.

  The Executive Committee

         The members of the  Executive Committee are Paul  B. Loyd, Jr. and
  C. Kirk Rhein, Jr.  The Executive Committee held four meetings in 1994.

         The Executive Committee reviews and develops strategies and policies of the Company and recommends changes thereto.

  The Pension (ERISA) Committee

         The  members  of the  Pension  (ERISA)  Committee  are  Charles A.
  Donabedian,  J. W.  McLean  and R.  L.  Sandmeyer.   The Pension  (ERISA)
  Committee held four meetings in 1994.

         The Pension (ERISA) Committee is responsible for monitoring the Company's compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in connection with its employee benefit plans; for supervising the administration of the Company's Pension Plan, including selection of investment managers, determination of the investment guidelines within which they operate, review of performance and amending the Pension Plan; and for supervising the administration of the Company's Savings Plan.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

  Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors of the Company (the "Committee") has furnished the following report on executive compensation. The Committee report documents the components of the Company's executive officer compensation programs and describes the basis on which 1994 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the Chief Executive Officer and the four other executive officers that are named in the compensation tables who are currently employed by the Company (the "Current Executives").

  Compensation Philosophy and Overall Objectives of Executive Compensation Programs

         It is the philosophy of the Company to ensure that executive compensation be directly linked to continuous improvements in corporate performance and increases in stockholder value. The following objectives have been adopted by the Committee as guidelines for compensation decisions:

  - Provide a competitive total compensation package that enables the Company to attract and retain key executives.

  - Integrate all pay programs with the Company's annual and long-term business objectives and strategy, and focus executive behavior on the fulfillment of these objectives.

  - Provide variable compensation opportunities that are directly linked with the performance of the Company.

  Cash Compensation - cash compensation includes base salary and annual incentive award programs. The base salary of each of the Company's executive officers is determined by an evaluation of the responsibilities of that position and by comparison to the median level of salaries paid in the competitive market in which the Company competes for comparable executive ability and experience. Annually, the performance of each executive officer is reviewed by the Committee in the case of the Company's Chief Executive Officer and Vice Chairman (with the officer whose performance is being evaluated not participating), and by the Chief Executive Officer in the case of the other executive officers, taking into account the Company's operating and financial results for that year, the contribution of each executive officer to such results, the achievement of goals established for each such executive officer at the beginning of each year, and competitive salary levels for persons in those positions in the markets in which the Company competes. To assist in its deliberations, the Committee is provided a report from William M. Mercer, Incorporated ("Mercer"), a recognized independent compensation consultant, setting out comparable salary and incentive compensation information for a number of representative companies in the offshore drilling industry selected by Mercer, including Global Marine, Rowan Companies, Sonat Offshore Drilling, Energy Service Co., Nabors Industries, Pool Energy Services, Noble Drilling and Dual Drilling, for comparison purposes. Following its review of the performance of the Company's executive officers, the Committee reports its recommendations for salary increases and incentive awards to the Board of Directors. In 1994 annual base salary increases were recommended by the Committee and approved by the Board of Directors for all of the executive officers
  (other than the Vice Chairman) and incentive compensation awards were approved for all of the executive officers (other than the Vice
  Chairman). See "Summary Compensation Table" and "Chief Executive Officer's Compensation and Corporate Performance for Fiscal Year 1994". The Committee believes the recommended salary increases and incentive awards were warranted and consistent with the performance of such executives  during  1994 based  on  the  Committee's  evaluation of  each individual's overall contribution to accomplishing the Company's 1994 corporate goals and of each individual's achievement of individual goals during the year. Such goals related to ongoing operational and business matters, such as maintaining high utilization of the Company's fleet, improvement of the Company's customer and investor relationships, improvement of the Company's safety and operations programs and development of new business opportunities, as well as strategic and financial matters, such as strengthening the Company's capital structure and increasing the Company's ownership interest in Arcade Drilling AS to approximately 73.9%.

  Stock-Based Incentives - The Committee believes that it is essential to align the interests of the executives and other management personnel responsible for the growth of the Company with the interests of the Company's stockholders. The Committee believes this alignment is best accomplished through the provision of stock-based incentives. Therefore, pursuant to the recommendation of the disinterested members of the Committee, the Company's Board of Directors and stockholders: (i) approved the 1990 Plan on November 29, 1990, and at a special meeting on March 26, 1991, respectively, and (ii) approved the 1992 Plan on March 19, 1992 and May 20, 1992, respectively. The 1990 Plan authorized options with respect to 1,966,00 shares of Common Stock (restated for the October 1992 one-for-five reverse stock split) to be granted during the 180-day period following the Company's recapitalization consummated on March 29, 1991 to key employees of the Company at an option price of $9.65625 per share (based on the average market price for the ten days preceding the closing of such recapitalization and restated for the October 1992 one-for-five reverse stock split). On September 25, 1991, options with respect to all 1,966,000 shares were granted to 162 employees allocated by the Board of Directors upon recommendation of the Compensation Committee. The options become exercisable in installments over a four-year period, with 20% of the options being exercisable six months following March 29, 1991 (the effective date of grant) and an additional 20% becoming exercisable on each of the four succeeding anniversaries of March 29, 1991, and are fully exercisable thereafter for a term of ten years from the effective date of grant. A reserve of 1,966,000 shares of Common Stock has been established to cover such options. Pursuant to a delegation of authority by the Board of Directors, the Executive Committee approved and the Board of Directors ratified the adjustment of the exercise price of all of the existing options under the 1990 Plan from the then current exercise price of $9.65625 to $7.375, which was the last reported sale price of the Common Stock on the New York Stock Exchange Composite Transactions Tape on March 31, 1993 (as reported in The Wall Street Journal). The Company's stockholders approved the repricing of options under the 1990 Plan at the Company's Annual Meeting on May 18, 1993. Under the 1992 Plan 1,000,000 shares of the Company's Common Stock (restated for the October 1992 one-for-five reverse stock split) were available for award to executive officers and other employees. During 1992, 120,000 shares, 90,000 shares and 90,000 shares of restricted Common Stock were awarded to each of Mr. Loyd, Mr. J. T. Angel (who resigned as President of the Company in 1993) and Mr. Rhein, respectively. Restrictions as to one/twenty-fourth
  (1/24th) of the shares lapse on each June 30, September 30, December 31 and March 31 beginning in 1992 and ending March 31, 1998. During 1993 and 1994, no further awards were made under the 1992 Plan; however, restrictions on shares previously awarded to such current Executive lapsed in accordance with the foregoing schedule. The Committee continues to review stock-based incentives and make recommendations, where it deems appropriate, to the Company's Board of Directors, from time to time, to assure the Company's executive officers and other key employees are appropriately motivated and rewarded by stock-based incentives. See "PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP - - Management Ownership".

  Chief Executive Officer's Compensation and Corporate Performance for Fiscal Year 1994

         In determining the compensation of Mr. Paul B. Loyd, Jr., the Chairman, President and Chief Executive Officer, the Committee (with Mr. Loyd not participating) considered the Company's operating and financial results for fiscal year 1994, evaluated his individual performance and substantial contribution to those results (including, among other things, the Company's entries into the floating production system and the turnkey drilling markets, completion of the acquisition of outstanding secured lease debt and interests associated with three 300' jackup rigs at attractive prices, and increasing the Company's ownership interest in Arcade Drilling AS to approximately 73.9%) and considered the compensation range for other chief executive officers of companies in the energy service sector. Based on that review and assessment, the
  Committee (with Mr. Loyd not participating) recommended, and the Company's Board of Directors approved (with Mr. Loyd abstaining), an increase in Mr. Loyd's salary of $100,000 per year effective January 1, 1995 and an incentive award to Mr. Loyd of $125,000, which represented 41.67% of his base salary for 1994.

  Summary

         Based on its review of all existing programs, the Committee believes that the total compensation program for executive officers of the Company is competitive with the compensation programs provided by other corporations with which the Company competes. The Committee also believes that the stock-based incentives provide opportunities to participants that are consistent with the returns that are generated on the behalf of the Company's stockholders.

  Section 162(m) of the Internal Revenue Code

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") disallows a corporation's deduction for renumeration paid to its chief executive officer and its four other highest compensated officers in excess of $1 million per person effective January 1, 1994. As neither the Company's Chief Executive Officer nor any of its four other highest compensated officers has received renumeration in excess of such limitation in 1994 or is anticipated to receive renumeration in excess of such limitation in 1995, the Committee has deferred making any recommendation to the Company's Board of Directors as to what policy the Company should adopt with respect to renumeration of the Current Executives in excess of such limitation, until such time as it appears reasonably foreseeable that such limitation may be exceeded.

                            Compensation Committee
                           of the Board of Directors

                                  J.W. McLean
                              Robert L. Sandmeyer
                              Steven A. Webster

  Compensation Committee Interlocks and Insider Participation

         Mr. Webster is Chairman and Chief Executive Officer of Falcon Drilling Company, Inc. During 1994, Mr. Loyd served as a director of Falcon Drilling Company, Inc., but did not serve on such company's compensation committee.

  Summary Compensation Table

         There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1994, 1993 and 1992, of (i) the chief executive officer during 1994 and (ii) the other four most highly compensated executive officers of the Company who were serving as executive officers at December 31, 1994 (collectively, the "Named Executives"):

                          SUMMARY COMPENSATION TABLE

                               Annual
                            Compensation         Long Term Compensation
                          ---------------- -----------------------------------
Name and                                   Restricted  Securities All Other
Principal                                  Stock       Underlying Compensation
Position            Year  Salary    Bonus  Award(s)(1) Options(2) (3)
---------           ----  -------- ------- ----------- ---------- ------------
P.B. Loyd, Jr.      1994  $300,000 $125,000   $      0         0       $25,998
Chairman, President 1993   300,000  150,000          0         0        25,578
and Chief Executive 1992   300,000        0    900,000         0        25,563
Officer

C.K. Rhein, Jr.(4)  1994   220,000        0          0         0             0
Vice Chairman       1993   220,000        0          0         0             0
                    1992   220,000        0    675,000         0             0

L.E. Voss, Jr.      1994   220,000   32,560          0         0         4,620
Vice President      1993   180,000   44,180          0    80,000         4,497
Operations          1992   163,833        0          0         0         4,139

W.K. Hillin         1994   180,000   16,560          0         0         4,620
Senior Vice         1993   167,000   21,870          0    80,000         4,497
President,          1992   157,000        0          0         0         4,078
General Counsel
Secretary

T.W. Nagle          1994   175,000   34,040          0         0         4,620
Vice President &    1993   150,000   37,400          0    80,000         4,497
Chief Financial     1992   138,452        0          0         0         4,114
Officer
____________

  (1)  300,000 shares  of Common Stock (restated  for the  October 1992 one-
       for-five reverse stock split of  the Common Stock) were  issued under the 1992 Plan as of April  1, 1992, the date of grant, at a price  of
       $7.50   per   share  (adjusted   for   such  reverse   stock  split).
       Restrictions as  to one/twenty-fourth  (1/24th) of  the Common  Stock lapse  on each June  30, September  30, December  31 and March  31 in each  of 1992,  1993, 1994,  1995, 1996,  1997 and through  March 31,
       1998.  The stock awards  entitle the beneficiaries to all rights as a stockholder from  the date of grant  (including the  right to receive dividends when, as and  if declared).  The total number of  shares of
       Restricted Common  Stock as  to which restrictions  have not  lapsed, and  related value, as of December 30, 1994, held by Messrs. Loyd and
       Rhein were as follows:

                    Shares          Value
                    ------         --------
       Mr. Loyd     65,000         $390,000
       Mr. Rhein    48,750         $292,500

  (2) The stock options awarded in 1991 pursuant to the 1990 Plan have been restated to reflect the October 1992 one-for-five reverse stock split of the Common Stock. In addition, the stock options included for 1993 represent such stock options awarded pursuant to the 1990
       Plan which were repriced pursuant to the repricing proposal approved by the Company's stockholders at the 1993 Annual Meeting.

  (3) For 1992, 1993 and 1994, the All Other Compensation column includes the amount of the Company's contribution for each Named Executive under the Reading & Bates Savings Plan, except Mr. Rhein who has waived his right to participate in such Plan, and includes in the case of Mr. Loyd NOK 150,000 per annum for serving as Chairman and a member of the board of directors of Arcade Drilling AS, a majority-owned subsidiary of the Company (amounts shown in the table reflect exchange rates prevailing during each such year).

  (4) Pursuant to the agreement referred to in footnote 2 to the table under "PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP -- Principal
       Stockholders" above, the compensation payable to Mr. Rhein is paid to and beneficially owned by WHR.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
 Values

                                  Number of Securities
                                 Underlying Unexercised    Value of Unexercised
                                    Options at Fiscal      In-the-Money Options
                                     Year-End (1)         at Fiscal Year-End (1)
                                 ----------------------- -----------------------
                Shares
               Acquired
                  on    Value                Un-                     Un-
    Name       Exercise Realized Exercisable exercisable Exercisable exercisable
-------------- -------- -------- ----------- ----------- ----------- -----------
P.B. Loyd, Jr.    0        0            0           0        0          0

C.K. Rhein, Jr.   0        0            0           0        0          0

L.E. Voss, Jr.    0        0       64,000      16,000        0          0

W.K. Hillin       0        0       64,000      16,000        0          0

T.W. Nagle        0        0       64,000      16,000        0          0
________________________

  (1)   The  stock options granted  during 1991 pursuant to  the 1990 Plan were granted at  an option price of $1.93125 per share;  after the
        October 1992  one-for-five reverse stock split of the Common Stock
        the option price  was adjusted to $9.65625.   On May 18, 1993, the
        option  price was  further  adjusted  to $7.375.   The  number  of
        unexercised  stock  options at  December  31,  1993  reflects such reverse stock split.  At December 31, 1994 the stock  options were not "in-the-money".

   Performance Graph

       COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER
            RETURN AMONG READING & BATES CORPORATION,
               S&P 500 INDEX AND A PEER GROUP INDEX


               [Graph appears here.  A copy of the graph
                has been couriered to Letty G. Lynn, Branch Chief.]


   The above graph assumes $100 invested on December 31, 1989 in the stock of the indexes and shows the value of such investment, assuming reinvestment of dividends on December 31 of the year indicated. The new peer group reflects certain changes, as described below, from the old peer group used in the Company's 1994 Proxy Statement and is comprised of the following companies: Arethusa (Off-Shore) Ltd., Atwood Oceanics Inc., Dual Drilling Company, Energy Services Inc., Global Marine Inc., Noble Drilling Corporation, Rowan Companies Inc., Sonat Offshore Drilling Inc., and the Western Company of North America (through September 1993). Dual Drilling Company was added to the new peer group as this company is in the same line of business as the Company and had their initial public offering in August 1993. Chiles Offshore Corporation was dropped and Noble Drilling Corporation was added as these two companies merged during 1994. Consequently, peer weightings were adjusted to account for the two new group members. Moreover, the Western Company of North America sold its offshore drilling assets in October 1993 and therefore that company was removed from the peer group indexes as of September 30, 1993. The following table shows the values that are displayed on the graph:

                        1989    1990    1991    1992    1993    1994
                        ----    ----    ----    ----    ----    ----
   Reading & Bates      $100     $70     $57     $30     $49     $42
   S&P 500              $100     $97    $126    $136    $150    $152
   Old Peer
     Group (8 Stocks)   $100     $90     $46     $51     $89     $79
   New Peer
    Group (9 Stocks)    $100     $90     $46     $54     $89     $77

   Pension Plan Table

        Assuming that an employee is entitled to an annual social security benefit of $13,764 at normal retirement date and has an annual social security covered compensation amount of $24,312, the Pension Plan Table illustrates the amount of annual pension benefits payable by the Company under a single-life annuity basis to a person in specified average compensation and years-of-service classifications.

   36-Month
    Average
    Remuneration                   Years of Service
                 ------------------------------------------------------
                    15          20         25          30         35
                    --          --         --          --         --
   $50,000         12,985      17,314     21,642      25,970     30,299
   100,000         28,408      37,877     47,346      56,815     66,284
   150,000         43,830      58,440     73,050      87,660    102,270
   200,000         59,252      79,003     98,754     118,505    138,256
   250,000         74,675      99,566    124,458     149,350    174,241
   300,000         90,097     120,130    150,162     180,194    210,227
   350,000        105,520     140,693    175,866     211,039    246,212
   400,000        120,942     161,256    201,570     241,884    282,198
   450,000        136,364     181,819    227,274     272,729    318,184
   500,000        151,787     202,382    252,978     303,574    354,169

      Retirement benefits under the Reading & Bates Pension Plan (the "Domestic Plan") are based on an employee's highest average monthly base compensation for 36 consecutive months of credited service, integrating a portion of the primary social security benefit payable to the employee.
The benefit is based on the higher of three formulas, A, B and C, as outlined below. Formula A is based on pay, service and primary social security benefit frozen at December 31, 1988, while Formulas B and C are based on pay, service and social security covered compensation as of the date of termination of employment. Formula A is as follows: 2.75% of an employee's average monthly compensation multiplied by the number of years of credited service for the first 20 years; plus 2% of an employee's average monthly compensation multiplied by the number of years of credited service from 21 through 25 years; plus 1.50% of an employee's average monthly compensation multiplied by the number of years of credited service from 26 through 30 years; plus 1% of an employee's average monthly compensation multiplied by the number of years of credited service from 31 through 35 years; plus .50% of an employee's average monthly compensation multiplied by the number of years of credited service from 36 through 40 years; minus 50% of an employee's primary social security benefit. Formula B is as follows: 2.4% of an employee's average monthly compensation multiplied by the number of years of credited service through December 31, 1991 (up to a maximum of 35 years); minus .65% of an employee's social security covered compensation multiplied by the number of years of credited service through December 31, 1991 (up to a maximum of 35 years); plus an amount determined under Formula C based solely on the number of years credited service which accrued after December 31, 1991. Formula C is as follows: 2.0% of an employee's average monthly compensation multiplied by the number of years of credited service for the first 35 years; minus .65% of an employee's social security covered compensation multiplied by the number of years of credited service for the first 35 years. This benefit structure is the result of a plan amendment effective January 1, 1989. The formula in effect prior to this date was Formula A, based on pay, service and primary social security benefit at date of retirement. Compensation covered by the Domestic Pension Plan consists of base wages to the maximum extent allowed under current laws but not to exceed $142,280 (or an amount equal to the difference between $200,000 for 1989 and succeeding years (as adjusted at the same time an manner provided under Code Section 415(d)) and $100,000, or the maximum annual compensation limit provided for in Code Section 401(a)(17)). Messrs. Loyd, Voss, Hillin and Nagle respectively, have 3, 27, 22 and 18 years of credited service under the Domestic Plan. Mr. Rhein has waived his right to participate in the Pension Plan. The Named Executives, except Mr. Rhein, will be entitled to receive the estimated annual benefits based upon their 1994 salary amounts set forth under "Salary" in the Summary Compensation Table.

      Assuming that an employee is entitled to an annual social security benefit of $13,764 at normal retirement date and has an annual social security covered compensation amount of $24,312, the Pension Plan Table illustrates the amount of annual pension benefits payable by the Company under the Domestic Plan and the Retirement Benefit Replacement Plan (described below) under Formula C on a single life annuity basis to a person in specified average compensation and years-of-service classifications.

      The maximum pension benefit allowable under current laws for persons who retired at age 65 in 1995, is $120,000. The Domestic Plan limits the annual compensation that is considered for plan purposes to $145,000 for 1995. Retirement benefits based on pay in excess of the foregoing limitations will be paid pursuant to the Reading & Bates Retirement Benefit Replacement Plan, which was adopted by the Company's Board of Directors in 1978. The Retirement Benefit Replacement Plan is designed to restore to affected employees the dollar amount of pension and pension-related benefits which could no longer be provided under the Domestic Plan as a result of the compensation limitation contained in the Domestic Plan and benefit limitations imposed on the Domestic Plan by ERISA. The Pension Plan Table includes aggregate benefits payable under both the Domestic Plan and the Retirement Benefit Replacement Plan.

      Retirement benefits under the Reading & Bates Offshore Pension Plan (the "Offshore Plan") are determined under formulas similar to those detailed above as the Domestic Plan's Formulas A and C. Formula A under the Offshore Plan is identical to Formula A under the Domestic Plan except that pay, service and primary social security benefit are frozen at December 31, 1990; plus an amount determined under Formula C based solely on the number of years of credited service which accrued after December 31, 1990 is added to the benefit determined. Formula C for the Offshore Plan is identical to Formula C under the Domestic Plan. Compensation covered under the Offshore Plan is the same as that covered by the Domestic Plan without the monetary limits. The Pension Plan Table can also be used to illustrate the amount of annual pension benefits payable by the Company under Formula C of the Offshore Plan.

Director Compensation

      Each nonemployee director is paid a fee of $18,000 per year ($4,500 per quarter). Mr. Loyd is paid a fee of NOK 150,000 per annum ($21,378 at exchange rates prevailing during 1994) for serving as Chairman and a member of the board of directors of Arcade Drilling AS, a majority-owned subsidiary of the Company. The Company pays each director an additional fee of $500 for each meeting (other than telephonic meetings) attended by that director. In addition, each nonemployee director is paid for attending each committee meeting at the rate of $700 for committee chairmen and $500 for other committee members. The Company also reimburses its directors for travel, lodging and related expenses they may incur attending board and committee meetings. Nonemployee directors who are not executive officers of the Company are provided life insurance coverage. No other benefits under the Company's employee benefit plans are payable to or on behalf of these directors.

Employment Contracts and Change-in-Control Arrangements

      Officer Agreements. The Company has entered into employment agreements with Messrs. Loyd, Rhein, Voss, Hillin and Nagle. The agreements with Messrs. Loyd, Rhein, Voss, Hillin and Nagle provide that for a continuing three-year employment period (ending currently on March 31, 1997) the officers will receive annual base salaries of not less than $400,000, $220,000, $240,000, $190,000 and $200,000, respectively, and, except in the case of Mr. Rhein, will participate in other benefit plans and programs of the Company.

      Each of such employment agreements was amended effective as of October 1, 1993 by agreement between the Company and each executive. As amended, each of such agreements provides that if the officer terminates his employment for good reason or during the 180-day period following a change of control of the Company, the Company will (a) make a lump sum payment to him of salary earned through the date of termination and a bonus based on the highest annual bonus paid him during the preceding three-year period prorated in accordance with the period in the current year prior to the termination, (b) make a lump sum payment to him of the amount determined by multiplying 1.25 times the sum of the highest aggregate annual base salary and annual bonus (or equal to such salary and bonus if such termination occurs after October 31, 1997) paid to the officer with respect to any one fiscal year ending within the three-year period ending on the date of termination times three, (c) in the case of Messrs. Loyd and Rhein, deliver to such executive the shares under the 1992 Plan free of restrictions and (d) except in the case of Mr. Rhein, continue to provide certain welfare plan and other benefits for a period of three years or as long as such plan or benefits allow.

      For purposes  of the  employment agreements,  "good reason"  includes
(i) a change in the officer's position, authority, duties or responsibilities, (ii) changes in the office or location at which he is based without his consent (such consent not to be unreasonably withheld),
(iii) certain breaches of the agreement and (iv) in the case of Messrs. Loyd and Rhein, (x) any determination by such executive that termination of his employment with the Company is, in his sole opinion, in the best interests of the Company or Messrs. Loyd or Rhein and in such event (A) the date of termination is not less than 180 days (or such shorter period as may be mutually agreed between such executive and the Company) following the giving of notice of termination as provided in the employment agreements and (B) Greenwing and Workout, respectively, shall have disposed of (including, without limitation, by means of a distribution to its stockholders) not less than 50% of the Company's Common Stock beneficially owned, directly or indirectly, by such entity as of October 11, 1993 and (y) the occurrence of October 11, 2003. A "change of control" for purposes of the agreements with Messrs. Voss, Hillin and Nagle would occur if a person or group (other than (i) such officer, (ii) the Company or any of its subsidiaries or affiliates, (iii) any person subject as of the date of the agreement to the reporting or filing requirements of Section 13(d) of the Exchange Act with respect to the securities of the Company or any affiliates, (iv) any trustee or other fiduciary holding or owning securities under an employee benefit plan of the Company, (v) any underwriter temporarily holding or owning securities of the Company, or (vi) any corporation owned directly or indirectly by the current stockholders of the company in substantially the same proportion as their then ownership of stock of the Company) becomes the beneficial owner, directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities. A "change of control" for purposes of the agreements with Messrs. Loyd and Rhein would occur if any person or group (subject to the same exceptions described in the change of control provisions above for the agreements with Messrs. Voss, Hillin and Nagle) becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-two and one-half percent (22.5%) or more of the combined voting power of the Company's then outstanding securities.

      The same benefits payable to each officer under the agreement if he terminates his employment for good reason or following a change of control would also be payable to him if the Company terminates his employment other than for cause (as defined in the agreement) or if he dies or becomes disabled under the terms of the agreement. "Cause" for purposes of the agreements with Messrs. Loyd and Rhein includes (i) dishonesty by such executive which results in substantial personal enrichment at the expense of the Company or (ii) demonstratively willful repeated violations of such executive's obligations under the employment agreements which are intended to result in material injury to the Company. "Cause" for purposes of the agreements with Messrs. Voss, Hillin and Nagle includes
(i) dishonesty by such executive which results in substantial personal enrichment at the expense of the Company, (ii) such executive's willful engagement in conduct which is materially injurious to the business or reputation of the Company, or (iii) such executive's failure substantially to perform his duties with the Company in a reasonably satisfactory manner, in each case as determined in good faith by the affirmative vote of at least two-thirds of the members of the Board. For purposes of the employment agreements with Messrs. Loyd, Rhein, Voss, Hillin and Nagle, no act or failure to act on the part of such executives shall be deemed "willful" unless done or admitted to be done by such executive not in good faith and without reasonable belief that his action or omission was in the best interests of the Company.

      The agreements provide that if any payment to one of the covered officers will be subject to any excise tax under Code Section 4999, a "gross-up" payment would be made to place the officer in the same net after-tax position as would have been the case if no excise tax had been payable. Based on their current compensation levels, the amount of income which the officers could recognize under the agreements (together with any other compensation payable by reason of a change of control) before payment of an excise tax would be required and such a tax gross-up payment would be payable by the Company would be approximately $1,573,000 in the case of Mr. Loyd, $1,001,000 in the case of Mr. Rhein, $531,000 in the case of Mr. Voss, $516,000 in the case of Mr. Hillin, and $445,000 in the case of Mr. Nagle. The aggregate present value of the benefits payable under the respective agreements in the event their provisions became operative is approximately $1,763,000 in the case of Mr. Loyd, $816,000 in the case of Mr. Rhein, $999,000 in the case of Mr. Voss, $758,000 in the case of Mr. Hillin, and $811,000 in the case of Mr. Nagle, assuming that such provisions became operative on April 1, 1995 and based solely on the provisions of the agreements relating to payments respecting salary and bonus. Provisions of the agreements relating to payments respecting other benefits would increase the amounts payable. Based on these assumptions, 20% excise tax payments would be imposed under Code Section 4999 with respect to the present value of all benefits payable by reason of a change of control in excess of $324,000 in the case of Mr. Loyd, $153,000 in the case of Mr. Rhein, $166,000 in the case of Mr. Voss, $119,000 in the case of Mr. Hillin and $134,000 in the case of Mr. Nagle, and the Company would be required to make gross-up payments so as to place the officers in the same respective net after-tax positions as would have been the case if no excise tax had been payable.

             COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994 all reports required by Section 16(a) to be filed by its directors, officers and greater than ten percent beneficial owners were filed on a timely basis except that: Mr. Rhein filed late one Form 4 with respect to a single transaction and Mr. Webster filed late two Form 4's each with respect to a single transaction.

                        THE INCENTIVE PLAN PROPOSAL

      The 1995 Long-Term Incentive Plan (the "Incentive Plan") is designed to retain key executives and other selected employees by rewarding them for making major contributions to the success of the Company and its subsidiaries. By making awards under the Incentive Plan, the Company will provide plan participants with a proprietary interest in the growth and performance of the Company and its subsidiaries.

      The Board of Directors has adopted the Incentive Plan, subject to the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's stockholders held on or before June 30, 1995. The Board recommends a vote in favor of the Incentive Plan. If the Incentive Plan is not so approved by the stockholders prior to June 30, 1995, the Incentive Plan will terminate. If approved by stockholders, the Incentive Plan will be implemented even if none of the other Proposals is adopted.

      The following is a summary of the principal features of the Incentive Plan. This summary is qualified in its entirety by reference to the complete text of the Incentive Plan, which is set forth in Exhibit 99.A hereto.

Description of the Incentive Plan

Awards under the Incentive Plan

      Awards under the Incentive Plan may consist of the grant of stock options, stock appreciation rights, restricted and/or performance-based stock awards and/or restricted and/or performance-based cash awards, granted singly, in combination or in tandem. Stock options may be granted in the form of "incentive stock options" which comply with Section 422 of the Code. In the case of a stock option, the purchase price for the shares as to which the option is exercised will be payable in full upon exercise, in cash or, if permitted by the Committee, by tender of Common Stock or by surrender of another award, valued at "fair market value" (defined for a particular date as (i) if the shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the principal national securities exchange on which the Common Stock is listed (assuming such listing), or if no such sale was reported on that date, on the last preceding date on which such sale was so reported, (ii) if the shares of Common Stock are not so listed but are quoted in the NASDAQ National Market System, the mean between the highest and lowest sales price per share of Common Stock on the NASDAQ National Market System on that date, or, if there shall been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, by the National Quotation Bureau, Inc.). The Committee may provide for loans from the Company to permit the exercise or purchase of awards and may provide for procedures to permit the exercise or purchase of awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an award. The exercise price may not be less than the par value of the Common Stock and, in the case of "incentive stock options", not less than the "fair market value" of the underlying Common Stock, on the date of grant of the option. Stock appreciation rights may be paid in cash or Common Stock, based on the excess "fair market value" of the Common Stock or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right is exercised over a specified strike price as set forth in each award. Stock awards may consist of Common Stock or units of Common Stock, and may be based on "fair market value" or other specified valuations. Cash awards and stock awards may be subject to future service and other restrictions and conditions, including performance-based objectives, as set forth in each award. With the approval of the Committee, payments of awards may be deferred, either in the form of installments or a future lump sum payment and any deferred payment may be forfeited if and to the extent that the award agreement so provides. Dividends or dividend equivalent rights may be extended to and made part of any award denominated in Common Stock or units of Common Stock. At the discretion of the Committee, a participant may be offered an election to substitute an award for another award or awards of the same or different type.

Common Stock Available for Awards

      During the term of the Incentive Plan, an aggregate of 2,500,000 shares of Common Stock will be available for awards granted wholly or partly in Common Stock. The market value of the Common Stock was $7.75 per share as of the Record Date.

Eligibility for Awards

      Employees of the Company and its subsidiaries eligible for awards under the Incentive Plan are those who hold positions of responsibility in the Company and its subsidiaries, and whose performance, in the judgement of the committee of the Board of Directors designated to administer the Incentive Plan (the "Committee"), can have a significant effect on the success of the Company and its subsidiaries. There are approximately 200 persons who will be eligible to participate in the Incentive Plan.

Administration of the Incentive Plan

      The Committee is responsible for administration and interpretation of the Incentive Plan, and may correct any defect, supply any omission or reconcile any inconsistency in the Incentive Plan or any award in its discretion. The Committee will be constituted so as to comply with Rule 16b-3 under the Exchange Act ("Rule 16b-3") and will consist initially of not less than two directors who are "disinterested persons" within the meaning of Rule 16b-3. The Committee may delegate to the Chief Executive Officer and other senior officers of the Company its duties under the Incentive Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant awards to, or take other action with respect to, participants who are subject to Section 16 of the Exchange Act.

Amendment and Termination

      The Board of Directors may amend, modify, suspend or terminate the Incentive Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that
(i) no amendment or alteration that would impair the rights of any participant under any award granted to such participant will be made without such participant's consent and (ii) no amendment or alteration will be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3, in order to preserve the applicability of any exemption provided by such rule to any award then outstanding (unless the holder of such award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements.

Other Provisions

      The Incentive Plan will be unfunded insofar as the Incentive Plan provides for awards of cash, Common Stock or rights thereto.

      When a participant's employment with the Company is terminated, any unexercised, deferred or unpaid awards will be treated as provided in the specific agreement evidencing the award. The Committee may provide for an extension of the exercisability of the award, accelerate the vesting of an award, eliminate or make less restrictive any restrictions contained in an award or otherwise amend or modify the award in any manner not adverse to such participant.

      An award or other benefit under the Incentive Plan constituting a stock option or other derivative security (within the meaning of Rule 16b-
3) will not be assignable or transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or ERISA. However, an officer or director may designate a beneficiary for any award made to such officer or director.

      In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee may adjust proportionally the number of shares of Common Stock covered by outstanding awards under the Incentive Plan and the applicable exercise price, the appropriate "fair market value" or other price determination of such awards. The Committee may make equitable adjustments to give proper effect to any consolidation or merger of the Company with another corporation or entity or the adoption of a plan of exchange affecting the Common Stock or any distributions to holders of Common Stock. In the event of a corporate merger, consolidation, acquisition, separation, reorganization or liquidation, the Committee may issue or assume stock options, or provide for the acceleration of exercisability of or lapse of restrictions with respect to awards, and the termination of unexercised options in connection with such transaction.

Tax Withholding

      The Company shall have the right to deduct applicable taxes from any award payment and withhold, at the time of delivery or vesting of shares of Common Stock under the Incentive Plan, an appropriate number of shares of Common Stock for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Company may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the "fair market value" when the tax withholding is required to be made.

Federal Income Tax Consequences

      Upon the grant of an incentive stock option, a participant will not recognize any income. No income will be recognized by a participant upon the exercise of an incentive stock option if the applicable requirements of the Incentive Plan and the Code are met, including the requirement that the participant remain an employee of the Company (or a subsidiary thereof) during the period beginning on the date of the grant of the incentive stock option and ending on the day three months (one year if the optionee becomes disabled) before the date the incentive stock option is exercised.

      The federal income tax consequences of a subsequent disposition of Common Stock acquired upon the exercise of an incentive stock option will depend upon when the disposition occurs. If such shares are disposed of by the participant more than two years after the date of grant of the incentive stock option, and more than one year after such shares are transferred to the participant, any gain or loss realized upon such disposition will be a long-term capital gain or loss. In this case, the Company (or a subsidiary) will not be entitled to any income tax deduction in respect of the grant of the incentive stock option or its exercise.

     If such shares are disposed of by the participant within two years after the date of grant of the incentive stock option, or within one year after such shares are transferred to the participant (a "Disqualifying Disposition"), and such Disqualifying Disposition is a taxable disposition, the excess, if any, of the amount realized (up to the fair market value of such shares on the exercise date) over the option exercise price will be compensation taxable to the participant as ordinary income, and the Company (or a subsidiary) will be entitled to a deduction equal to the amount of ordinary income recognized by the participant. If the amount realized by the participant upon such Disqualifying Disposition exceeds the fair market value of such shares on the exercise date, such excess will be short-term or long-term capital gain, depending upon the holding period of such shares for capital gain or loss purposes. If the option price exceeds the amount realized upon such Disqualifying Disposition, the difference will be short-term or long-term capital loss, depending upon the holding period of such shares for capital gain or loss purposes.

      Upon the grant of a non-qualified stock option, a participant will not recognize any income (unless the exercise price of the option is nominal compared to the fair market value of the underlying Common Stock on such grant date). At the time a non-qualified stock option is exercised, the participant will recognize compensation taxable as ordinary income, and the Company (or a subsidiary) will be entitled to a compensation expense deduction, in an amount equal to the difference between the fair market value on the exercise date of the Common Stock acquired pursuant to such exercise and the aggregate option exercise price paid. Upon a subsequent disposition of such shares, the participant will realize long-term or short-term capital gain or loss, depending upon the holding period of such shares. For purposes of determining the amount of such gain or loss, the participant's tax basis in such shares will be the amount paid for such shares on the exercise date, plus the amount of ordinary income recognized upon exercise.

      If a participant elects to tender shares of Common Stock in partial or full payment of the option exercise price for shares to be acquired upon the exercise of a non-qualified stock option, the participant will not recognize any gain or loss on such tendered shares. The number of shares of Common Stock received by the participant upon any such exercise that are equal in number to the number of tendered shares will retain the tax basis and the holding period of the tendered shares. The participant will recognize compensation taxable as ordinary income, and the Company (or a subsidiary) will be entitled to a deduction, in an amount equal to the fair market value of the number of shares of Common Stock received by the participant upon such exercise that is in excess of the number of tendered shares, less any cash paid by the participant. The fair market value of such excess number of shares would then become the tax basis for those shares and the holding period of such shares for capital gain purposes will begin on the exercise date. If the tendered shares were previously acquired upon the exercise of an incentive stock option, the shares of Common Stock received by the participant upon the exercise of the non-qualified stock option that are equal in number to the number of tendered shares will be treated as shares of Common Stock acquired upon the exercise of such incentive stock option.

      Except as discussed in the following paragraph, if a participant elects to tender shares of Common Stock in partial or full payment of the option exercise price for shares to be acquired upon the exercise of an incentive stock option, the participant will not recognize any gain or loss on such tendered shares. No income will be recognized by the participant in respect of the shares received by the participant upon the exercise of the incentive stock option if, as previously stated, the requirements of the Incentive Plan and the Code are met. The Internal Revenue Service has not yet issued final regulations with respect to the determination of the basis and the holding period of the shares acquired upon such an exercise. Regulations proposed by the Internal Revenue Service provide that for all shares of Common Stock acquired upon such an exercise, the requisite two year and one year holding periods for stock acquired upon exercise of an incentive stock option must be satisfied, regardless of the holding period applicable to the tendered shares.
However, the tax basis (and holding period for all other federal income tax purposes) of the tendered shares will carry over to the same number of shares acquired upon the exercise. The number of shares acquired which is in excess of the number of tendered shares will have a tax basis equal to zero and a holding period for all purposes beginning on the date of exercise. Any subsequent disqualifying disposition will be deemed first to have been a disposition of the shares with a tax basis equal to zero, and then to have been a disposition of the shares with a carry over tax basis. For purposes of determining the amount of compensation taxable to the participant upon a subsequent disqualifying disposition, the option exercise price of the shares with a tax basis equal to zero will be deemed to be zero, and the option exercise price of the shares with a carry over basis will be deemed to be the fair market value of the shares on the exercise date.

      If a participant elects to tender shares of Common Stock that were previously acquired upon the exercise of an incentive stock option in partial or full payment of the option price for shares to be acquired upon the exercise of another incentive stock option, and such exercise occurs within two years of the date of grant of such incentive stock option, or within one year after such tendered shares were transferred to the participant, the tender of such shares will be a taxable disqualifying disposition with the tax consequences described above regarding the disposition within two years of the date of grant of an incentive stock option, or within one year after shares were acquired upon the exercise of an incentive stock option. The shares of Common Stock acquired upon such exercise will be treated as shares of Common Stock acquired upon the exercise of an incentive stock option and the holding period of such shares for all purposes will begin on the exercise date.

      Currently, under Section 83(c)(3) of the Code, an employee who is an officer of the Company (or a subsidiary) subject to Section 16(b) of the Exchange Act and Rule 16b-3 thereunder (a "Section 16 Employee") will not recognize any income upon the exercise of a non-qualified stock option, if such exercise occurs within six months after the grant of such option (unless an election under Section 83(b) of the Code is made with respect thereto) and so long as the sale of the shares received could subject such individual to suit under Section 16(b). In such case, the Section 16 Employee will recognize ordinary income six months after such exercise, or upon an earlier taxable disposition of the shares of Common Stock acquired upon any such exercise, and the Company (or a subsidiary) will be entitled to a deduction, in an amount equal to the fair market value at that time of the shares received upon such exercise or the amounts realized upon the earlier disposition of such shares, as the case may be, less any amount paid by the Section 16 Employee for such shares. In 1991, the Securities and Exchange Commission adopted a new Rule 16b-3 which is scheduled to become applicable to Section 16 Employees in the near future. In respect of awards granted after such new Rule 16b-3 becomes applicable, a Section 16 Employee will similarly not recognize any income upon the exercise of a non-qualified stock option (unless an election under Section 83(b) of the Code is made with respect thereto) if the exercise occurs within six months after the grant of such option. In such case, however, the Section 16 Employee will recognize ordinary income six months after the grant of such option, or upon an earlier taxable disposition of the shares of Common Stock acquired upon any such exercise, and the Company (or a subsidiary) will be entitled to a deduction, in an amount equal to the fair market value at that time of the shares received upon such exercise or the amount realized upon the earlier disposition of such shares, as the case may be, less any amount paid by the Section 16 Employee for such shares.

      Upon the exercise of an incentive stock option, Section 56 of the Code includes in a participant's alternative minimum taxable income an amount equal to the income the participant would have recognized if the option had not been an incentive stock option, with such inclusion occurring in the year in which such income would have been so recognized. As a result, a participant may incur, or increase his or her, alternative minimum tax as a result of the exercise of an incentive stock option under the Incentive Plan.

      A participant's compensation income with respect to a grant or an award under the Incentive Plan will be subject to withholding for federal, state and local income and employment tax purposes. If a participant, to the extent permitted by the terms of the Incentive Plan, uses shares of Common Stock to satisfy the federal income and employment tax withholding obligation, and any similar withholding obligation for state and local tax obligations, the participant will realize a capital gain or loss, short-term or long-term, depending on the tax basis and holding period for such shares of Common Stock.

      If the "golden parachute tax" provisions of Section 280G of the Code become applicable, certain compensation payments or other benefits received by "disqualified individuals" (as defined in Section 280G(c) of the Code) under the Incentive Plan or otherwise may cause or result in "excess parachute payments" (as defined in Section 280G(b)(1) of the
Code).  Section 4999 of the Code generally  imposes a 20% excise tax on the amount of any such "excess parachute payment" received by such a "disqualified individual" and any such "excess parachute payment" will not be deductible by the Company (or a subsidiary).

Board Recommendation

      The  Board recommends a  vote FOR the approval  of the Incentive Plan
Proposal.

                         THE DIRECTOR PLAN PROPOSAL

      The 1995 Director Stock Option Plan (the "Director Plan") is designed to obtain and retain non-employee members of the Board of Directors by rewarding them for making major contributions to the success of the Company and its subsidiaries. By making awards under the Director Plan, the Company will provide plan participants with a proprietary interest in the growth and performance of the Company and its subsidiaries.

      The Board of Directors has adopted the Director Plan, subject to the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's stockholders held on or before June 30, 1995. The Board recommends a vote in favor of the Director Plan. If the Director Plan is not so approved by the stockholders prior to June 30, 1995, the Director Plan will terminate. If approved by stockholders, the Director Plan will be implemented even if none of the other Proposals is adopted.

      The following is a summary of the principal features of the Director Plan. This summary is qualified in its entirety by reference to the complete text of the Director Plan, which is set forth in Exhibit 99.B hereto.

Description of the Director Plan

Awards under the Director Plan

      Awards under the Director Plan consist of a grant of stock options. The purchase price for the shares as to which the option is exercised will be payable in full upon exercise, in cash or, if permitted by the Committee, by tender of Common Stock, valued at "fair market value"
(defined for a particular date as (i) if the shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the principal national securities exchange  on which  the Common  Stock is  listed (assuming  such listing), or if no such sale was reported on that date, on the last preceding date on which such sale was so reported, (ii) if the shares of Common Stock are not so listed but are quoted in the NASDAQ National Market System, the mean between the highest and lowest sales price per share of Common Stock on the NASDAQ National Market System on that date, or, if there shall been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, by the National Quotation Bureau, Inc.). The Committee may provide for loans from the Company to permit the exercise or purchase of awards and may provide for procedures to permit the exercise or purchase of awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an award. The exercise price may not be less than the par value of the Common Stock.

Common Stock Available for Awards

      During the term of the Director Plan, an aggregate of 200,000 shares of Common Stock will be available for awards granted wholly or partly in Common Stock. The market value of the Common Stock was $7.75 per share as of the Record Date.

Eligibility for Awards

      Current and future members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries and have not previously received any stock options from the Company (or having received same, surrenders such previously granted stock options in exchange for an award under the Director Plan) shall be granted a one-time award of a right to purchase 15,000 shares of Common Stock at the price of $7.375 per share for a period of 10 years. It is currently expected that Messrs. Donabedian, Sandmeyer, Chavkin, Webster, Cordia, Kalborg and McLean will each receive a one-time award of a right to purchase 15,000 shares of Common Stock. Awards made to future members of the Board of Directors shall vest 33-1/3% on each of the three succeeding anniversaries of the date of grant and thereafter be exercisable in full. There are currently 7 persons who will be eligible to participate in the Director Plan.

Administration of the Director Plan

      The Committee is responsible for administration and interpretation of the Director Plan, and may correct any defect, supply any omission or reconcile any inconsistency in the Director Plan or any award in its discretion. The Committee will be constituted so as to comply with Rule 16b-3 under the Exchange Act ("Rule 16b-3") and will consist initially of not less than two directors who are "disinterested persons" within the meaning of Rule 16b-3. The Committee may delegate to the Chief Executive Officer and other senior officers of the Company its duties under the Director Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant awards to, or take other action with respect to, participants who are subject to Section 16 of the Exchange Act.

Amendment and Termination

      The Board of Directors may amend, modify, suspend or terminate the Director Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that
(i) no amendment or alteration that would impair the rights of any participant under any award granted to such participant will be made without such participant's consent and (ii) no amendment or alteration will be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3, in order to preserve the applicability of any exemption provided by such rule to any award then outstanding (unless the holder of such award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements. Notwithstanding the foregoing, the Director Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

Other Provisions

      The Director Plan will be unfunded insofar as the Director Plan provides for awards of cash, Common Stock or rights thereto.

      When a participant's employment with the Company is terminated, any unexercised, deferred or unpaid awards will be treated as provided in the specific agreement evidencing the award. The Committee may provide for an extension of the exercisability of the award, accelerate the vesting of an award, eliminate or make less restrictive any restrictions contained in an award or otherwise amend or modify the award in any manner not adverse to such participant.

      An award or other benefit under the Director Plan constituting a stock option or other derivative security (within the meaning of Rule 16b-
3) will not be assignable or transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or ERISA. However, an officer or director may designate a beneficiary for any award made to such officer or director.

      In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the number of shares of Common Stock covered by outstanding awards under the Director Plan and the applicable exercise price, the appropriate "fair market value" or other price determination of such awards shall be adjusted. Equitable adjustments shall also be made to give proper effect to any consolidation or merger of the Company with another unaffiliated corporation or entity or the adoption of a plan of exchange affecting the Common Stock or any distributions to holders of Common Stock. In the event of a corporate merger, consolidation, acquisition, separation, reorganization or liquidation, all restrictions with respect to awards shall lapse.

Tax Withholding

      The Company shall have the right to deduct applicable taxes from any award payment and withhold, at the time of delivery or vesting of shares of Common Stock under the Director Plan, an appropriate number of shares of Common Stock for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Company may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the "fair market value" when the tax withholding is required to be made.

Federal Income Tax Consequences

      Upon the grant of a non-qualified stock option, a participant will not recognize any income (unless the exercise price of the option is nominal compared to the fair market value of the underlying Common Stock on such grant date). At the time a non-qualified stock option is exercised, the participant will recognize compensation taxable as ordinary income, and the Company (or a subsidiary) will be entitled to a compensation expense deduction, in an amount equal to the difference between the fair market value on the exercise date of the Common Stock acquired pursuant to such exercise and the aggregate option exercise price paid. Upon a subsequent disposition of such shares, the participant will realize long-term or short-term capital gain or loss, depending upon the holding period of such shares. For purposes of determining the amount of such gain or loss, the participant's tax basis in such shares will be the amount paid for such shares on the exercise date, plus the amount of ordinary income recognized upon exercise.

      If a participant elects to tender shares of Common Stock in partial or full payment of the option exercise price for shares to be acquired upon the exercise of a non-qualified stock option, the participant will not recognize any gain or loss on such tendered shares. The number of shares of Common Stock received by the participant upon any such exercise that are equal in number to the number of tendered shares will retain the tax basis and the holding period of the tendered shares. The participant will recognize compensation taxable as ordinary income, and the Company (or a subsidiary) will be entitled to a deduction, in an amount equal to the fair market value of the number of shares of Common Stock received by the participant upon such exercise that is in excess of the number of tendered shares, less any cash paid by the participant. The fair market value of such excess number of shares would then become the tax basis for those shares and the holding period of such shares for capital gain purposes will begin on the exercise date.

      Currently, under Section 83(c)(3) of the Code, a non-employee director of the Company (or a subsidiary) subject to Section 16(b) of the Exchange Act and Rule 16b-3 thereunder will not recognize any income upon the exercise of a non-qualified stock option, if such exercise occurs within six months after the grant of such option (unless an election under
Section 83(b) of the Code is made with respect thereto) and so long as the sale of the shares received could subject such individual to suit under
Section 16(b). In such case, such director will recognize ordinary income six months after such exercise, or upon an earlier taxable disposition of the shares of Common Stock acquired upon any such exercise, and the Company (or a subsidiary) will be entitled to a deduction, in an amount equal to the fair market value at that time of the shares received upon such exercise or the amounts realized upon the earlier disposition of such shares, as the case may be, less any amount paid by such director for such shares. In 1991, the Securities and Exchange Commission adopted a new Rule 16b-3 which is scheduled to become applicable to such directors in the near future. In respect of awards granted after such new Rule 16b-3 becomes applicable, a non-employee director will similarly not recognize any income upon the exercise of a non-qualified stock option (unless an election under Section 83(b) of the Code is made with respect thereto) if the exercise occurs within six months after the grant of such option. In such case, however, such director will recognize ordinary income six months after the grant of such option, or upon an earlier taxable disposition of the shares of Common Stock acquired upon any such exercise, and the Company (or a subsidiary) will be entitled to a deduction, in an amount equal to the fair market value at that time of the shares received upon such exercise or the amount realized upon the earlier disposition of such shares, as the case may be, less any amount paid by such director for such shares.

Board Recommendation

The Board recommends a vote FOR the approval of the Director Plan Proposal.


                               NEW PLAN BENEFITS TABLE

                         Incentive Plan                  Director Plan
                       ------------------------------ ---------------------
Name and Position      Dollar      Number of          Dollar      Number of
   or Group            Value($)(1) Options(Shares)(1) Value($)(2) Options
---------------------  ----------- ------------------ ----------- ---------
P.B. Loyd, Jr.              -           -                  N/A        N/A
  Chairman, President
  and Chief Executive
  Officer

C.K. Rhein, Jr.             -           -                  N/A        N/A
  Vice Chairman

L.E. Voss, Jr.              -           -                  N/A        N/A
  Vice President
  Operations

W.K. Hillin                 -           -                  N/A        N/A
  Senior Vice President,
  General Counsel and
  Secretary

T.W. Nagle                  -           -                  N/A        N/A
  Vice President &
  Chief Financial Officer

Executive Officer
 Group (3)                  -           -                  N/A        N/A

Non-Executive
 Director Group (4)         -           -               $39,375     105,000

Non-Executive Officer
 Employee Group (5)         -           -                  N/A        N/A
________________________

(1) Not determinable because no awards have yet been made under the Incentive Plan.

(2) The market value of the Common Stock was $7.75 per share as of the Record Date.

(3)   Includes  all current executive officers  as a group.   Executive
      officers  are  eligible  for the  Incentive  Plan,  but  are  not eligible for the Director Plan.

(4) Includes all current directors who are not executive officers as a group. Non-employees are not eligible for the Incentive Plan.

(5) Includes all employees, including all current officers who are not executive officers, as a group.

                        THE STOCKHOLDER PROPOSAL

      The Company has been informed by Edward S. George (the "Proponent") of 89 Corning Hill, Glenmont, New York 12077 that he intends to present a proposal (the "Stockholder Proposal") pursuant to Rule 14a-8 under the Exchange Act at the Annual Meeting. The Proponent has further informed the Company that the Proponent holds 200 shares of Common Stock.

The Stockholder Proposal and Supporting Statement

      The  Stockholder  Proposal  and   statement  in  support  thereof
furnished by the Proponent reads as follows:

            Whereas the dividend is the first casualty in any economic downturn and the stockholder is the first casualty and the last to benefit from an upturn, be it

            Resolved: That when a dividend is cut, no salaries will be increased or any stock options allowed until the dividend is restored to its original amount before the cut.

            The bullet must be large enough to enable the executives and employees as well as the stockholders to get their teeth on it.

Company Statement

      The Company believes that approval of the Stockholder Proposal would be inadvisable and damaging to the Company's ability to conduct its business operations and to retain competent and committed executives and employees.

      In the Company's view, decisions as to employee compensation should not be shackled by decisions as to the proper level of dividends, since the two are determined by different factors.

      The board's decision as to dividends is based on the anticipated needs of the business for capital and the most efficient means of enhancing stockholder values, whereas the level of employee compensation depends in large part on market forces and competitive conditions in the Company's industry. The Company might choose to reduce dividends in light of such needs even in a period of growth and outstanding corporate performance. The Company recognizes that stockholders should not bear the sole cost of adverse developments concerning the Company's business. However, adoption of a rigid, inflexible rule like the Stockholder Proposal could harm the stockholders by making retention of qualified executives and employees difficult if not impossible. The Company prides itself on the quality and experience of its executives and employees and its ability over the years to attract and retain highly qualified and experienced executives and employees. Compensation, however, is a key factor in attracting such highly-qualified individuals to manage and work for the Company. The Company believes that stock options are desirable compensation tools because they help align the interest of the managers closely with those of the stockholders. In short, approval of the Stockholder Proposal could severely restrict the Company's ability to compete with other companies in attracting and retaining highly-qualified executives and employees, and, consequently, its ability to compete within its highly competitive industry.

      Moreover, the Stockholder Proposal is of limited relevance to the Company. The Company has not paid a cash dividend on its Common Stock since 1986, and in fact is currently prohibited from paying such dividends on its Common Stock under existing bank credit agreements. The Company does not anticipate payment of cash dividends on the Common Stock for the foreseeable future. Accordingly, it is highly unlikely that any "cut" will occur in such dividends. The Company is current on all cash dividends due and payable on the Preferred Stock and the Class A Stock, and Company management currently expects that all cash dividends payable on such stock will be declared and paid as accrued in accordance with the terms of the Charter relating to such stock. Also, increases in compensation may in certain circumstances be mandated by law, as, for example, in the event of an increase in the minimum wage, making the Stockholder Proposal illegal.

Board Recommendation

      The  Board  recommends  a   vote  AGAINST  the  approval  of  the
Stockholder Proposal.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has approved the Auditors Proposal which involves reappointment of Arthur Andersen LLP as the independent public accountants for the Company for its fiscal year 1995.

         The Board of Directors selected and the stockholders voted to ratify and approve the appointment of Arthur Andersen LLP as independent public accountants for the Company for its 1993 and 1994 fiscal years.

         Representatives of Arthur Andersen LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

   Board Recommendation

         The  Board recommends  a vote  FOR the  approval of  the Auditors
   Proposal.

                             STOCKHOLDER PROPOSALS

         The date by which proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting is November 30, 1995.

                OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

         Management does not intend to bring any other matters before the Annual Meeting nor does it know of any matters which other persons intend to bring before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying Proxy will be authorized to vote thereon pursuant to discretionary authority.

         This Proxy Statement is accompanied by a copy of the Company's Annual Report with respect to the 1994 fiscal year.

=============================================================================
PROXY CARD

                          READING & BATES CORPORATION

                   PROXY SOLICITED BY BOARD OF DIRECTORS FOR
                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 2, 1995

               The undersigned hereby appoints Paul B. Loyd, Jr., C. Kirk Rhein, Jr. and T. W. Nagle, or any of them, as proxies and attorneys with several powers of substitution, hereby revoking any prior Proxy, and hereby authorizes them to represent the undersigned and to vote as designated below all the shares of Common Stock and all of the shares of Class A (Cumulative Convertible) Capital Stock of Reading & Bates Corporation (the "Company") held of record by the undersigned on March 15, 1995 at the Annual Meeting of Stockholders to be held on May 2, 1995, or any postponement or adjournment thereof.

       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                         IN THE ENCLOSED ENVELOPE
                        (continued on reverse side)

             [x]  Please mark your votes as in this example.

   The Board of Directors recommends a vote FOR:

   1. Election of the following nominees as Class I directors for terms expiring in 1998: Charles A. Donabedian, C. Kirk Rhein, Jr. and Robert L. Sandmeyer.

              [ ]  FOR      [ ]  WITHHOLD      FOR, except withhold from:

                                               __________________________

   2. Approval and adoption of the Company's Incentive Plan Proposal, as set forth in the Proxy Statement:

              [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

   3. Approval and adoption of the Company's Director Plan Proposal, as set forth in the Proxy Statement:

              [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

   4. Approval and adoption of the Company's Auditors Proposal, as set forth in the Proxy Statement:

              [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

   5. In their discretion on any other matter that may properly come before the meeting.

   The Board of Directors recommends a vote AGAINST:

   1. Approval and adoption of a proposal by a certain stockholder, if duly presented at the meeting, to approve the Stockholder Proposal, as set forth in the Proxy Statement:

              [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN


   You may specify your votes by marking the appropriate boxes above. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors' recommendations. If your votes are not specified, your shares will be voted FOR the election of the nominees for directors, FOR the approval and adoption of the Incentive Plan Proposal, FOR the approval and adoption of the Director Plan Proposal and FOR the approval and adoption of the Auditors Proposal. If your votes are not specified, your shares will be voted AGAINST the approval and adoption of the Stockholder Proposal.


   SIGNATURE(S):______________________________DATE:_________________, 1995

   SIGNATURE(S):______________________________DATE:_________________, 1995

   (NOTE:    in the  case  of  a joint ownership,  each such  owner should sign. Executors, Administrators, guardians, trustees, etc. should add their title as such, and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign the full corporation name by a duly authorized officer.)